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                                                                  CONFORMED COPY


                             STOCKHOLDERS AGREEMENT



                STOCKHOLDERS AGREEMENT, dated as of September 12, 1996 (the "Agreement"), between the undersigned holders (the "Holders") of shares of the common stock, $.01 par value (the "Company Common Stock"), of Duracell International Inc., a Delaware corporation (the "Company"), and The Gillette Company, a Delaware corporation (the "Parent").

                                    RECITALS

                The Company, Parent and Alaska Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), propose to enter into an Agreement and Plan of Merger dated the date hereof (the "Merger Agreement"; capitalized terms not otherwise defined herein being used herein as therein defined), pursuant to which Merger Sub would be merged (the "Merger") with and into the Company, and each outstanding share of Company Common Stock would be converted into the right to receive shares ("Parent Shares") of Parent Common Stock;

                As a condition of its entering into the Merger Agreement, Parent has requested each Holder to agree, and each Holder has agreed, to enter into this Agreement;

                Prior to the date hereof, Parent and the Holders had no agreement, arrangement or understanding (as defined in Section 203 of the Delaware General Corporation Law (the "DGCL")) for the purpose of acquiring, holding, voting or disposing of shares of Company Common Stock; and

                In consideration for the agreements contained herein, prior to the date hereof, and prior to the time at and date on which Parent became an "interested stockholder" for purposes of Section 203 of the DGCL, the board of the directors of the Company has approved the agreement of the Holders to vote as provided in Section 2 of this Agreement and not to transfer shares of Company Common Stock as provided in Section 5(b) of this Agreement.

                                    AGREEMENT

                  NOW, THEREFORE, the parties hereto agree as follows:

                1. Representations and Warranties of the Holders. Each Holder represents and warrants, severally and not jointly, to Parent as follows:


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                (a) Ownership of Securities. Each Holder is the record and beneficial owner of the number of shares of Company Common Stock (the "Existing Securities") (together with any shares of Company Common Stock or other securities hereafter acquired by the Holder, the "Subject Securities") set forth on the signature page to this Agreement. Such Holder does not own any securities of the Company on the date hereof other than the Existing Securities. The Holder has sole voting power and sole power to issue instructions with respect to the voting of the Existing Securities, sole power of disposition, sole power of exercise or conversion and the sole power to demand appraisal rights, in each case with respect to all of the Existing Securities and, on the date of the Company Stockholders Meeting (as defined in the Merger Agreement), will have sole voting power and sole power to issue instructions with respect to the voting of all of such Holder's Subject Securities, sole power of disposition, sole power of exercise or conversion and the sole power to demand appraisal rights, in each case with respect to all of such Holder's Subject Securities.

                (b) Power; Binding Agreement. Each Holder has full partnership power and authority to enter into and perform all of such Holder's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by such Holder and constitutes a valid and binding agreement of such Holder, enforceable against such Holder in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                (c) No Conflicts. No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such Holder and the consummation by such Holder of the transactions contemplated hereby and neither the execution and delivery of this Agreement by such Holder nor the consummation by such Holder of the transactions contemplated hereby nor compliance by such Holder with any of the provisions hereof shall conflict with or result in any breach of any applicable partnership or other organizational documents applicable to such Holder, result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third-party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Holder is a party or by which such Holder's properties or assets may be bound or violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Holder or any of such Holder's properties or assets.

                (d) No Liens. The Existing Securities are now and, at all times during the term hereof, the Subject Securities will be held by such Holder, or by a nominee or custodian for the benefit of such Holder, free and clear of all liens, claims, security interests, proxies, voting

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trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any encumbrances arising hereunder.

                (e) Tax Representations. Each Holder covenants that, at or immediately prior to the Effective Time, it will execute and deliver to each of Parent and the Company a letter in substantially the form of Exhibit A attached hereto. Each Holder acknowledges that the representations made in such letter may be relied upon by counsel in opining that the Merger constitutes a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

                2. Agreement to Vote Shares. At every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, each Holder, severally and not jointly, agrees that it shall vote all the Subject Securities that it beneficially owns on the record date of any such vote: (i) in favor of the Merger, the execution and delivery of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement and (ii) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (1) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its subsidiaries; (2) a sale, lease or transfer of a material amount of assets of the Company or its subsidiaries or a reorganization, recapitalization, dissolution or liquidation of the Company or its subsidiaries; (3) (a) any change in the majority of the board of directors of the Company; (b) any material change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation; (c) any other material change in the Company's corporate structure or business; or (d) any other action; which, in the case of each of the matters referred to in clauses (a), (b), (c) or (d) above, is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially adversely affect the contemplated economic benefits to Parent of the Merger or the transactions contemplated by the Merger Agreement or this Agreement.

                3. IRREVOCABLE PROXY. EACH STOCKHOLDER HEREBY, SEVERALLY AND NOT JOINTLY, GRANTS TO, AND APPOINTS MERGER SUB AND THE PRESIDENT OF MERGER SUB AND THE TREASURER OF MERGER SUB, IN THEIR RESPECTIVE CAPACITIES AS OFFICERS OF MERGER SUB, AND ANY INDIVIDUAL WHO SHALL HEREAFTER SUCCEED TO ANY SUCH OFFICE OF MERGER SUB, AND ANY OTHER DESIGNEE OF MERGER SUB, EACH OF THEM INDIVIDUALLY, SUCH STOCKHOLDER'S PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE OR ACT BY WRITTEN CONSENT WITH RESPECT TO SUCH STOCKHOLDER'S SUBJECT SECURITIES IN ACCORDANCE WITH SECTION 2 HEREOF. THIS PROXY IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE, AND EACH STOCKHOLDER WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY IT WITH RESPECT TO THE SUBJECT SECURITIES.

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                4. Representations and Warranties of Parent.

                (a) Power; Binding Agreement. Parent has full corporate power and authority to enter into and perform all of Parent's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                (b) No Conflicts. No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby and neither the execution and delivery of this Agreement by Parent nor the consummation by Parent of the transactions contemplated hereby nor compliance by Parent with any of the provisions hereof shall conflict with or result in any breach of any organizational documents applicable, to Parent result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third-party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Parent is a party or by which Parent's properties or assets may be bound or violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Parent or any of Parent's properties or assets.

                5. Covenants of the Holders. Each Holder, severally and not jointly, hereby agrees and covenants that:

                (a) No Solicitation. Such Holder shall not, directly or indirectly, solicit (including by way of furnishing information) or respond to any inquiries or the making of any proposal by any person or entity (other than Parent or any affiliate of Parent) with respect to the Company that constitutes or could reasonably be expected to lead to an Alternative Transaction. If any Holder receives any such inquiry or proposal, then it shall promptly inform Parent of the terms and conditions, if any, of such inquiry or proposal and the identity of the person making it. Such Holder will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

                (b) Restriction on Transfer, Proxies and Noninterference. Such Holder shall not, directly or indirectly: (i) except pursuant to the terms of the Merger Agreement offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any

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contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of such Holder's Subject Securities; (ii) except as contemplated hereby, grant any proxies or powers of attorney, deposit any such Subject Securities into a voting trust or enter into a voting agreement with respect to any of such Holder's Subject Securities; or
(iii) take any action that would make any representation or warranty contained herein untrue or incorrect or have the effect of preventing or disabling such Holder from performing its obligations under this Agreement.

                6. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, the covenants and agreements set forth herein shall not prevent any of the Holders' designees serving on the Company's Board of Directors from taking any action, subject to applicable provisions of the Merger Agreement, while acting in such designee's capacity as a director of the Company.

                7. Registration Rights. Simultaneously herewith, the parties will enter a Registration Rights Agreement in the form attached as Exhibit B hereto.

                8. Assignment; Benefits. The rights (but not the obligations) of Parent hereunder may be assigned, in whole or in part, to Merger Sub or any other direct wholly-owned subsidiary of Parent, to the extent and for so long as it remains a direct wholly-owned subsidiary of Parent. Other than as permitted in the preceding sentence, this Agreement may not be assigned by any party hereto without the prior written consent of the other party. This Agreement shall be binding upon, and shall inure to the benefit of, the Holder, Parent and their respective successors and permitted assigns.

                9. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below:

                  If to each Holder:

                  c/o KKR Associates
                  9 West 57th Street
                  New York, NY  10019
                  Telecopier No.:  (212) 750-0003
                  Telephone No.:  (212) 750-8300
                  Attention:  Scott M. Stuart


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                  With a copy to:

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, NY  10017
                  Telecopier No.:   (212) 455-2502
                  Telephone No.:   (212) 455-2000
                  Attention:  Charles I. Cogut, Esq.

                  If to Parent or Merger Sub:

                  The Gillette Company
                  Prudential Tower Building
                  39th Floor
                  Boston, MA 02199
                  Telecopier No.:  (617) 421-7866
                  Telephone No.:  (617) 421-7875
                  Attention:  Deputy General Counsel

                  With a copy to:

                  Ropes & Gray
                  One International Place
                  Boston, MA  02110
                  Telecopier No.: (617) 951-7050
                  Telephone No.: (617) 951-7000
                  Attention:  David C. Chapin, Esq.

or to such other address or telecopy number as any party may have furnished to the other parties in writing in accordance herewith.

                10. Specific Performance. The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                11. Amendment. This Agreement may not be amended or modified, except by an instrument in writing signed by or on behalf of each of the parties hereto. This Agreement may not be waived by either party hereto, except by an instrument in writing signed by or on behalf of the party granting such waiver.

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                12. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

                13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. 14. Limited Liability of Partners. Notwithstanding any other provision of this Agreement, neither the general partner nor the limited partners, nor any future general or limited partner of any Holder, shall have any personal liability for performance of any obligation of such Holder under this Agreement.

                15. Defined Terms. Terms used herein but not otherwise defined shall have the meanings set forth in the Merger Agreement.

                16. Termination. This Agreement shall terminate upon the earlier of (i) the consummation of the Merger and (ii) the termination of the Merger Agreement pursuant to its terms. The date and time at which this Agreement is terminated in accordance with this Section 16 is referred to herein as the "Termination Date." Upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby or by the Merger Agreement on the part of any party hereto or any of its directors, officers, partners, stockholders, employees, agents, advisors, representatives or affiliates; provided, however, that nothing herein shall relieve any party from any liability for such party's wilful breach of this Agreement; and provided further that nothing herein shall limit, restrict, impair, amend or otherwise modify the rights, remedies, obligations or liabilities of any person under any other contract or agreement, including, without limitation, the Merger Agreement.

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                IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the parties hereto, all as of the date first above written.


                                       THE GILLETTE COMPANY



                                       By:/s/ Kenneth F. Kames
                                          --------------------------------------
                                          Title: Vice President



                                       KKR PARTNERS II, L.P.

                                       By: KKR Associates, its general partner



                                       By:/s/ Paul Raether
                                          --------------------------------------
                                          General Partner

                                       Shares of Common Stock:  904,787



                                       DI ASSOCIATES, L.P.

                                       By: KKR Associates, its general partner



                                       By:/s/ Paul Raether
                                          --------------------------------------
                                          General Partner

                                       Shares of Common Stock:  40,195,213





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                       EXHIBIT A TO STOCKHOLDERS AGREEMENT

                                     [Date]


The Gillette Company
Prudential Tower Building
Boston, MA 02199

Duracell International Inc.
Berkshire Corporate Park
Bethel, CT 06801

Ladies and Gentlemen:

         We are providing this letter to you pursuant to Section 1(e) of the Stockholders Agreement dated as of September 12, 1996 between us and Parent (the "Stockholders Agreement"). Capitalized terms used herein and not defined have the meanings assigned to them in the Stockholders Agreement.

         We hereby represent that, as of the Effective Time, we have no present plan to engage in any sale, exchange, transfer, pledge, disposition or short sale of Parent Shares received in the Merger (or any other transaction which would result in a reduction in the risk of ownership of Parent Shares received in the Merger) in a transaction related to or required by the Merger.

         Immediately prior to the Effective Time, we own, of record and beneficially, [insert number] shares of Company Common Stock (the "Company Shares"). The Company Shares were not acquired in contemplation of the Merger, have been held by us at all times since September 12, 1996, and are not subject to any transaction which would result in a reduction in the risk of ownership of such Company Shares.

         Each of Simpson Thacher & Bartlett, counsel to Company, and Ropes & Gray, counsel to Parent, may rely on these representations in rendering their opinions to Company and Parent to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and Company and Parent may rely on these representations in making any representation to each such counsel for the purpose of such counsel rendering its opinion.


                                                Very truly yours,

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